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                                                                    EXHIBIT 99.1

                              IoINPUT/OUTPUT, INC.

NEWS RELEASE


For further information contact:
C. Robert Bunch
Chief Administrative Officer
(281) 933-3339
--------------------------------------------------------------------------------

THURSDAY, FEBRUARY 01, 2001

             INPUT/OUTPUT REPORTS RESULTS FOR THE SEVEN MONTHS ENDED
                 DECEMBER 31, 2000 FOLLOWING CHANGE IN YEAR END


         Input/Output, Inc. (NYSE: IO) today announced a net loss applicable to common stockholders for the seven months ended December 31, 2000 of $(13.4) million, or $(0.26) per share, on revenues of $78.3 million, compared to a net loss applicable to common stockholders of $(78.5) million, or $(1.55) per share, on revenues of $121.5 million for the year ending May 31, 2000. The Company had previously announced that effective December 31, 2000 the Company's fiscal year-end would change from May 31 to December 31. Accordingly, the Company intends to file a transition report on Form 10-K as of and for the seven months ended December 31, 2000.

         Tim Probert, the Company's President and Chief Executive Officer said, "The timing of the change in year-end is ideal. The Company is moving towards more acceptable levels of performance, with business fundamentals for the seismic sector decidedly improving. The 33% increase in revenues for the three months ended December 31, 2000 compared to the previous three months primarily reflects a strengthening market for land seismic equipment, particularly sensors and energy sources. Sales of marine equipment remain weak at this point in the cycle." Probert added, "The Company's net loss for the quarter was also adversely impacted by an increase in research and development expense resulting principally from costs associated with an ongoing build of VectorSeis(TM) and other prototypes to meet anticipated market requirements. This increased prototype expense will continue through the first half of 2001 as the Company assesses the commercial feasibility of its multicomponent platform and other products."

         Commenting on anticipated results for 2001, Probert stated, "IO should benefit from increased sales in 2001 due to increased seismic spending caused by expanding exploration budgets and reduced inventories of seismic data, as well as the inclusion of Pelton Company. However, as previously announced, we expect that first quarter revenues will be flat when compared with the three months ended March 31, 2000. Overall 2001 revenues are anticipated to increase between 35-40% compared with
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calendar 2000. Land sales are anticipated to provide the majority of the sales increase due to continued over-capacity in the marine seismic fleet." Probert added, "While we expect that the Company will continue to report net losses applicable to common stockholders through the first half of the year, the Company should be slightly profitable for the year as a whole."

         The Company also released twelve months of historical information which will be included for comparative purposes in the Company's Quarterly Reports on Form 10-Q filed hereafter.



Input/Output, Inc. is an industry leader in seismic acquisition imaging technology for land, marine, transition zone exploration, production and reservoir monitoring. The Company specializes in market technology that creates value for the energy industry in the areas of 2D, 3D, 4D and multi-component seismic data. Additional information on Input/Output, Inc. is available on the Internet at www.i-o.com or contact us at ir@i-o.com

"The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning anticipated results from the improvement in business fundamentals for the seismic industry, expected continued weak performance by the Company's marine operations, expected revenues for the first quarter of fiscal 2001, anticipated financial results of operations (including revenues, and profits and losses) during and for fiscal 2001, future cost reduction initiatives and expected continued investment in new technology. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include energy exploration industry conditions, worldwide prices for oil and natural gas, the timing and development of the Company's products and market acceptance of new and revised product offerings, technological and marketplace changes affecting the Company's product line, risks associated with competition and pricing pressures, unanticipated increases in research and development and marketing expenditures due to changes in market demand, and risks associated with sales to customers outside the United States (including risks regarding collectibility of sales receivables). Additional risk factors which could affect actual results are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission."
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                       INPUT/OUTPUT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                         Seven Months
                                                            Ended            Year Ended
                                                         December 31,          May 31,
                                                            2000                2000
                                                         ------------       -------------
                                                         (Unaudited)
Net sales .........................................      $     78,317       $    121,454

Cost of sales .....................................            58,554            106,642
                                                         ------------       ------------
          Gross profit ............................            19,763             14,812
                                                         ------------       ------------

Operating expenses:
   Research and development .......................            16,051             28,625
   Marketing and sales ............................             5,934             10,284
   General and administrative .....................             8,127             21,885
   Amortization of intangibles ....................             2,757             39,488
                                                         ------------       ------------
          Total operating expenses.................            32,869            100,282
                                                         ------------       ------------

Loss from operations ..............................           (13,106)           (85,470)
Interest expense ..................................              (627)              (826)
Interest income ...................................             4,583              4,930
Other income, net .................................               176              1,306
                                                         ------------       ------------
Loss before income taxes ..........................            (8,974)           (80,060)
Income tax expense (benefit) ......................             1,332             (6,097)
                                                         ------------       ------------

Net loss ..........................................           (10,306)           (73,963)

Preferred dividend ................................             3,051              4,557
                                                         ------------       ------------


Net loss applicable to common stock ...............      $    (13,357)      $    (78,520)
                                                         ============       ============


Basic and diluted loss per common share ...........      $      (0.26)      $      (1.55)
                                                         ============       ============
Weighted average number of basic and
diluted common shares outstanding .................        50,840,256         50,716,378
                                                         ============       ============

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                      INPUT / OUTPUT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                   3/31/00            6/30/00             9/30/00            12/31/00
-----------------------------------------------------------------------------------------------------------------------
     Net sales                                   $    40,041        $    26,624         $    30,355         $    40,364
     Cost of sales                                    41,602             22,874              23,129              29,888
                                                 -----------        -----------         -----------         -----------
         Gross profit (loss)                          (1,561)             3,750               7,226              10,476

Operating expenses:
     Research and development                          7,260              7,072               6,246               7,506
     Marketing and sales                               2,684              2,656               2,413               2,751
     General and administrative                       (2,737)            13,411               3,293               3,665
     Amortization and impairment of
     intangibles                                       2,058             33,598                 910               1,192
                                                 -----------        -----------         -----------         -----------
              Total operating expenses                 9,265             56,737              12,862              15,114

Loss from operations                                 (10,826)           (52,987)             (5,636)             (4,638)

     Interest expense                                   (195)              (212)               (288)               (278)
     Interest income                                   1,916                549               1,587               2,376
     Other income (expense)                              (60)             1,553                 141                 161
                                                 -----------        -----------         -----------         -----------
Loss before income taxes                              (9,165)           (51,097)             (4,196)             (2,379)
     Income tax expense                                  124              2,032               2,970                 246
                                                 -----------        -----------         -----------         -----------
Net loss                                              (9,289)           (53,129)             (7,166)             (2,625)
     Preferred dividend                                1,158              1,180               1,279               1,383
                                                 -----------        -----------         -----------         -----------
Net loss applicable to common stock              $   (10,447)       $   (54,309)        $    (8,445)        $    (4,008)
                                                 ===========        ===========         ===========         ===========

Basic and diluted loss per common share          $     (0.21)       $     (1.07)        $     (0.17)        $     (0.08)

Weighted average number of basic and
diluted common shares outstanding                 50,784,775         50,765,728          50,918,674          50,935,900